FUND ACCOUNTING AGREEMENT

     AGREEMENT made this 30th day of May 2003, between each entity that has executed this Agreement, as listed on the signature page hereto (each the "Company"), each of which has its principal place of business at 700 Karnes Boulevard, Kansas City MO 64108, and BISYS FUND SERVICES, LP. ("BISYS"), an Ohio limited partnership having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219. This Agreement shall be considered a separate agreement between BISYS and each Company, and references to the "Company", shall refer to each Company separately. No Company shall be liable for the obligations of, nor entitled to the benefits of, any other Company under this Agreement.

     WHEREAS, the Company desires that BISYS perform fund accounting services for the Company and each investment portfolio of the Company as now in existence and listed on Schedule A, or as hereafter may be established from time to time (individually referred to herein as the "Fund" and collectively as the "Funds");

     WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement; and

     WHEREAS, BISYS and the Company wish to enter into this Agreement in order to set forth the terms under which BISYS will perform the fund accounting services set forth herein for the Company.

     NOW, THEREFORE, in consideration of the covenants hereinafter contained, the Company and BISYS hereby agree as follows:

          1.      Services  as  Fund  Accountant
                  ------------------------------

          (a)     Maintenance  of  Books  and  Records.  BISYS  will  keep  and
                  ------------------------------------
maintain the following books and records of each Fund pursuant to Rule 31a-1 (the "Rule") under the Investment Company Act of 1940, as amended (the 1940 Act"):

          (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

          (ii) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection
               (b)(2)(i)  of  the  Rule;

         (iii) Separate  ledger accounts required by subsection (b)(2)(ii) and
               (iii)  of  the  Rule;

          (iv) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule; and

          (v) A record of any puts, calls, straddles, and options as required by subsection (b)(7)

          (b)     Performance  of Daily Accounting Services.  In addition to the
                  -----------------------------------------
maintenance of the books and records specified above, BISYS shall perform the following accounting services daily for each Fund:

          (i) Calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1(b)(ii) below in accordance with the subject Fund's prospectus; BISYS shall generally follow SEC guidance for dealing with any pricing errors unless otherwise agreed with the Company;

          (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Fund's investment adviser or its designee, as approved by the Company's Board of Directors or Trustees (hereafter referred to as the "Board");

          (iii) Verify and reconcile with the Funds' custodian all daily trade activity;

          (iv) Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;

          (v) Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

          (vi) Report to the Company the daily market pricing of securities in any money market Funds, with the comparison to the amortized cost basis;

         (vii) Determine unrealized appreciation and depreciation on securities held in variable net asset value Funds;

        (viii) Amortize premiums and accrete discounts on securities purchased at a price other than face value;

          (ix) Update fund accounting system to reflect rate changes, as received from a Fund's investment adviser, on variable interest rate instruments;

          (x)  Post  Fund  transactions  to  appropriate  categories;

          (xi) Accrue expenses of each Fund according to instructions received from the Company's Administrator or Sub-Administrator;

         (xii) Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

        (xiii) Provide accounting reports in connection with the Company's regular annual audit and other audits and examinations by regulatory agencies; and

         (xiv) Provide such periodic reports as the parties shall agree upon, as set forth in a separate schedule or otherwise agreed in writing.

          (c)     Special  Reports  and  Services.
                  -------------------------------

          (i) BISYS may provide additional special reports upon the request of the Company or a Fund's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

          (ii) BISYS may provide such other similar services with respect to a Fund as may be reasonably requested by the Company, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

          (d)     Additional  Accounting Services.  BISYS shall also perform the
                  -------------------------------
following additional accounting services for each Fund, without additional compensation:

          (i) Provide monthly a hard copy of the unaudited financial statements described below. The unaudited financial statements will include the following items:

               (A)  Unaudited  Statement  of  Assets  and  Liabilities,

               (B)  Unaudited  Statement  of  Operations,

               (C)  Unaudited  Statement  of  Changes  in  Net  Assets,  and

               (D)  Unaudited  Condensed  Financial  Information;

          (ii) Provide  accounting  information  for  the  following:

               (A) federal and state income tax returns and federal excise tax returns;

               (B) the Company's semi-annual reports with the Securities and Exchange Commission ("SEC") on Form N-SAR and N-CSR;

               (C) the Company's annual, semi-annual and quarterly (if any) shareholder reports;

               (D) registration statements on Form N-1A and other filings relating to the registration of shares;

               (E) monitoring of the Company's status as a regulated investment Company under Subchapter M of the Internal Revenue Code of

                    1986, as amended, (the "Code") and, when applicable, compliance with Section 817(h) of the Code, as amended;

               (F)  annual  audit  by  the  Company's  auditors;  and

               (G)  examinations  performed  by  the  SEC.

          2.     Subcontracting
                 --------------

          BISYS may, at its expense and with prior consent of the Company, subcontract with any entity or person concerning the provision of fund accounting services contemplated hereunder (a "Sub-Fund Accountant"); provided, however, that BISYS shall not be relieved of any of its duties and obligations under this Agreement by the appointment of such Sub-Fund Accountant and provided further, that, subject to Section 5 hereof, BISYS shall be responsible, for all acts of such subcontractor as if such acts were its own. The Sub-Fund Accountant shall be the agent of BISYS and shall not be the agent of the Company or any Fund.

          3.     Compensation
                 ------------

          The Trust shall pay BISYS compensation for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in Schedule B attached hereto.

          4.     Reimbursement  of  Expenses  and  Miscellaneous  Service  Fees
                 --------------------------------------------------------------

          (a) In addition to paying BISYS the fees provided in Section 3 and Schedule B, the Trust agrees to reimburse BISYS for its reasonable out-of-pocket expenses in providing services hereunder, including without limitation the following:

          (i) All freight and other delivery and bonding charges incurred by BISYS in delivering materials to and from the Company;

          (ii) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by BISYS in communication with the Company, the Company's investment adviser or custodian, dealers or others as required for BISYS to perform the services to be provided hereunder;

          (iii) The cost of microfilm or microfiche of records or other materials;

          (iv) Systems-related expenses associated with the provision of special reports and services as agreed pursuant to Section 1(c) herein;

          (v) Any expenses BISYS shall incur at the written direction of an officer of the Company (other than an employee of BISYS) thereunto duly authorized; and

          (vi) Any additional expenses reasonably incurred by BISYS in the performance of its duties and obligations under this Agreement (but not including any amounts related to pricing information, other than as provided in paragraph 4(b)(iii), below) with prior consent of Funds if over $1500.

          (b) In addition, BISYS shall be entitled to receive the following amounts:

          (i) Systems development fees billed at an hourly rate of $150 per hour, as approved by the Company;

          (ii) Ad  hoc  reporting  fees  billed  at  an  agreed  upon  rate; and

         (iii) Charges for the pricing information obtained from third party vendors for use in pricing the securities of each Fund's portfolio pursuant to Section 1(b)(ii) of this Agreement, which shall not exceed the amounts that would be incurred if the Fund were to obtain the information directly from the relevant vendor or vendors.

          5.     Standard  of  Care;  Uncontrollable  Events;  Limitation  of
                 ------------------------------------------------------------
                 Liability
                 ---------

          (a) BISYS shall use reasonable best efforts to ensure the accuracy and timely performance of all services performed under this Agreement, but shall not be liable to the Company for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties.

          (b) BISYS shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. Upon the Trust's reasonable request, BISYS shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder. Notwithstanding the foregoing or any other provision of this Agreement, BISYS assumes no responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond BISYS's reasonable control include, without limitation, force majeure events. Force majeure events include natural disasters, actions or decrees of governmental bodies, and communication lines failures that are not the fault of either party. In the event of force majeure, computer or other equipment failures or other events beyond its reasonable control, BISYS shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption. BISYS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of BISYS. Representatives of the Company shall be entitled to inspect BISYS's premises and operating capabilities during regular business hours of BISYS, upon reasonable notice and provision of a request for information document to BISYS. Such inspection shall be limited to once per year.

     (c) BISYS shall provide the Company, at such times as the Company may reasonably require, copies of reports rendered by independent public accountants on the internal controls and procedures of BISYS relating to the services provided by BISYS under this Agreement.

     (d) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BISYS, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR SPECULATIVE OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          6.     Term
                 ----

          This Agreement shall become effective as of the date first written above and shall continue in effect until May 31, 2006 (the "Initial Term"). During the Initial Term this Agreement may be terminated only (i) by provision of a notice of nonrenewal at least one hundred twenty (120) days prior to the end of the Initial Term, (ii) by mutual agreement of the parties, (iii) for "cause," as set forth below, or (iv) automatically with respect to any Fund (or Class) upon termination of the Fund with respect to such Fund (or Class) due to merger or restructuring of the Companies and/or the Funds with one or more of the other Companies and/or Funds or for reasons of economic viability of such Fund. After the Initial Term, the agreement may be terminated by either party with one hundred twenty (120) days' advance written notice.

     For purposes of this Agreement, termination for "cause" shall be permissible (a) immediately by the non-breaching party upon a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) immediately by the other party upon a final judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) immediately by the other party upon financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, provided, however, that in the event of an involuntary case, the party to be terminated shall not be terminated if such party diligently contests the case within 60 days' of service of notice of the filing of such case and for so long as such diligent contest continues, or (d) immediately by the other party in the event of any circumstance which has substantially impaired the performance of the obligations and duties of the party to be terminated or the ability to perform these obligations and duties, as contemplated in this Agreement, in each case for a period of more than thirty (30) days. BISYS shall not terminate this Agreement pursuant to clause (a) above based solely upon the Company's failure to pay an amount to BISYS which is the subject of a good faith dispute, if (i) the Company is attempting in good faith to resolve such dispute with as much expediency as may be possible under the circumstances, and (ii) the Company continues to perform its obligations hereunder in all other material respects (including paying all fees and expenses not subject to reasonable dispute hereunder).

     Notwithstanding the foregoing, following any such termination, in the event that BISYS in fact continues to perform any one or more of the services contemplated by this Agreement (or any Schedule or exhibit hereto) with the consent of the Company, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by BISYS but unpaid by the Company upon such termination shall be due upon and notwithstanding such termination and shall be payable prior to the final conversion of data and/or delivery of records. BISYS shall be entitled to collect from the Company, in addition to the fees and disbursements provided by Sections 3 and 4 hereof, the amount of all of BISYS's cash disbursements in connection with BISYS's activities in effecting such termination, including without limitation, the delivery to the Company and/or its distributor or investment adviser and/or other parties of the Company's property, records, instruments and documents.

          7.     Indemnification
                 ---------------

          The Company agrees to indemnify and hold harmless BISYS and its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other reasonable expenses (including reasonable investigation expenses) of every nature and character (collectively, "Losses") arising out of or in any way relating to or resulting from BISYS's actions taken or omissions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by the Company, the investment adviser, administrator, sub-administrator or custodian thereof; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties.

     Subject to Section 5(d) BISYS shall indemnify, defend, and hold the Company and its employees, agents, directors, officers, and nominees harmless from and against any and all Losses arising out of or in any way relating to or resulting from BISYS's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. As to any matter eligible for indemnification, an indemnified party shall act reasonably and in accordance with good faith business judgment and shall not effect any settlement or confess judgment without the consent of the indemnifying party, which consent shall not be withheld or delayed unreasonably.

          The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

          8.     Record  Retention  and  Confidentiality
                 ---------------------------------------

          BISYS shall keep and maintain on behalf of the Company all books and records which the Company or BISYS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by BISYS on behalf of the Company shall be prepared and maintained at the expense of BISYS, but shall be the property of the Company and will be surrendered promptly to the Company on request, and made available for inspection by the Company or by the Commission at reasonable times.

     In case of any request or demand for the inspection of such records by another party, BISYS shall notify the Company and follow the Company's instructions as to permitting or refusing such inspection; provided that BISYS may exhibit such records in any case where (i) disclosure is required by law,
(ii) BISYS is advised by counsel that it may incur liability for failure to make a disclosure, (iii) BISYS is requested to divulge such information by duly-constituted authorities or court process, or (iv) BISYS is requested to make a disclosure by the Company. BISYS shall otherwise keep confidential all books and records relating to the Funds. BISYS shall provide the Company with reasonable advance notice of disclosure pursuant to items (i) - (iii) of the previous sentence, to the extent reasonably practicable.

          9.     Activities  of  BISYS
                 ---------------------

          The services of BISYS rendered to the Company hereunder are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that Board members, officers, employees and Shareholders of the Company are or may be or become interested in BISYS, as officers, employees or otherwise and that partners, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Company, and that BISYS may be or become interested in the Company as a shareholder or otherwise

          10.    Reports
                 -------

          BISYS shall furnish to the Company and to its properly authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Company in writing, such reports and at such times as are prescribed pursuant to the terms and the conditions of this Agreement to be provided or completed by BISYS, or as subsequently agreed upon by the parties pursuant to an amendment hereto. The Company agrees to examine such report or copy within twenty (20) days and will promptly report or cause to be reported any errors or discrepancies therein.

          11.    Rights  of  Ownership
                 ---------------------

          All computer programs and procedures employed or developed by or on behalf of BISYS to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data except such computer programs and procedures are the exclusive property of the Company and all such other records and data shall be furnished to the Company in appropriate form as soon as practicable after termination of this Agreement for any reason and in accordance with Section 12.

          12.    Return  of  Records
                 -------------------

          BISYS may at its option at any time, and shall promptly upon the Company's demand, turn over to the Company and cease to retain BISYS's files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over to the Company, such documents and records will be retained by BISYS for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Company unless the Company authorizes in writing the destruction of such records and documents.

          13.    Representations  and  Warranties
                 --------------------------------

          (a) The Company represent and warrants that: (1) as of the close of business on the effective date of this Agreement, each Fund that is in existence as of the effective date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties (3) it is a trust or corporation duly organized and in good standing under the laws of the jurisdiction of its formation and qualified to do business in any jurisdiction where its activities so require.

          (b) BISYS represents and warrants that: (1) the various procedures and systems which BISYS has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Trust and BISYS's records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder; (2) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and (3) in accordance with Section 5(b) it has in place and will continue to maintain, and update as necessary, a reasonable disaster recovery program designed to minimize disruptions in services contemplated under this Agreement.

          14.    Insurance
                 ---------

          BISYS shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Company, BISYS shall provide evidence that coverage is in place. BISYS shall notify the Company should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled or reduced in any material respect. Such notification shall include the date of cancellation and the reasons therefore. BISYS shall notify the Company of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Company should the total outstanding claims made by BISYS under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

          15.    Information  Furnished  by  the  Company
                 ----------------------------------------

          The Company has furnished to BISYS the following, as amended and current as of the effective date of this Agreement:

          (a) Copies of the Declaration of Trust or Articles of Incorporation of the Company and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

          (b)     Certified  copies  of  the  following  documents:

          (i)  The  Company's  Bylaws  and  any  amendments  thereto;

          (ii) Resolutions of the Board covering (A) approval of this Agreement and authorization of one or more officers of the Company to execute and deliver this Agreement and authorization for specified officers of the Company to instruct BISYS hereunder, and (B) authorization of BISYS to act as fund accountant for the Company.

          (c) A list of all officers of the Company and any other persons (who may be associated with the Company or its investment advisor), together with specimen signatures of those officers and other persons, who are authorized to instruct BISYS in all matters.

          (d) Two copies of the Prospectuses and Statement of Additional Information of each Fund.

          16.    Information  Furnished  by  BISYS
                 ---------------------------------

          BISYS  has  furnished  to  the  Trust  evidence  of  the  following:

          (a) Approval of this Agreement by BISYS, and authorization of a specified officer of BISYS to execute and deliver this Agreement;

          (b) Authorization of BISYS to act as fund accountant for the Company.

          17.    Amendments  to  Documents
                 -------------------------

          The Company shall give BISYS reasonable advance notice of any amendments to, or changes in, any of the items referred to in Section 15 and shall provide BISYS with a written copy thereof forthwith upon such amendments or changes becoming effective. In addition, the Company agrees that no amendments will be made to the Prospectuses or Statements of Additional Information of the Company which might have the effect of materially changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might materially affect the duties of BISYS hereunder. In the event Company desires to make any such amendment that would materially change BISYS procedures or materially affect BISYS's duties, the parties will use reasonable best efforts to promptly agree the actions necessary by each party to effect such amendment and the appropriate allocation between them of all costs and expenses associated therewith.

          18.    Legal  Advice;  Reliance  on  Prospectus  and  Instructions
                 -----------------------------------------------------------

          BISYS may apply to the Company at any time for instructions and may consult with counsel for the Company and with accountants and other experts with respect to any matter arising in connection with BISYS's duties, and BISYS shall not be liable nor accountable for any action taken or omitted by it in good faith in accordance with such instruction or with such instructions or the opinion of such counsel, accountants or other experts.

     As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Company relating to the relevant Funds to the extent that such services are described therein, as well as the minutes of Board meetings (if applicable) and other records of the Company unless BISYS receives written instructions to the contrary in a timely manner from the Company.

          Also, BISYS shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by an officer or other authorized agent (including the investment advisor, custodian and auditor) of the Company or by any other person with appropriate legal or regulatory authority regarding the Company. BISYS will not be held to have notice of any change of authority of any officers, employees or agents of the Trust until receipt of written notice thereof from the Company.

          19.    Compliance  with  Law
                 ---------------------

          (a) Except as otherwise expressly set forth herein, the Company assumes full responsibility for the preparation, contents and distribution of each prospectus of the Company as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Company's shares.

          (b) Subject to Section 19(a), BISYS undertakes to comply with all applicable requirements of the securities laws and any laws, rules and regulations applicable to the duties to be performed by BISYS hereunder.

          20.    Notices
                 -------

          Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Company, to the address specified on the signature page hereto; and if to BISYS, to it at 3435 Stelzer Road, Columbus, Ohio 43219; Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

          21.    Assignment
                 ----------

          This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          22.    Governing  Law
                 --------------

          This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of New York and the applicable provisions of the

1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

          23.    Privacy
                 -------

          Nonpublic personal financial information relating to consumers or customers of the Company provided by, or at the direction of the Company to BISYS, or collected or retained by BISYS to perform its duties shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS involved in performing its obligations under this Agreement except at the direction of the Trust or as required or permitted by law. BISYS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Trust. The Trust represents to BISYS that it has adopted a Statement of its privacy policies and practices as required by the Commission's Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

          24.    Miscellaneous
                 -------------

          (a) Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

          (b) This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and supercedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.

          (c) This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

          (d) No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto. Without limiting the foregoing, BISYS may conclusively assume that any special procedure which has been approved by an executive officer of the Company (other than an officer or employee of BISYS) does not conflict with or violate any requirements of the Company's
Articles of Incorporation or Declaration of Trust, By-Laws or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

          (e) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising out of this Agreement, or otherwise.

          (f) The provisions of section 5, 7, 8, 20, 22, 23 and 24 shall survive the termination of this Agreement.

                            *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


BABSON ENTERPRISE FUND, INC.            BABSON ENTERPRISE FUND II, INC.

By: __________________________________  By: ____________________________________
Name:                                   Name:
Title:                                  Title:

DAVID L. BABSON GROWTH FUND, INC.       SHADOW STOCK FUND, INC.

By: __________________________________  By: ____________________________________
Name:                                   Name:
Title:                                  Title:

BABSON VALUE FUND, INC.                 BABSON-STEWART IVORY INTERNATIONAL
                                        FUND, INC.

By: __________________________________  By: ____________________________________
Name:                                   Name:
Title:                                  Title:

D.L. BABSON BOND TRUST                  D.L. BABSON MONEY MARKET FUND, INC.

By: __________________________________  By: ____________________________________
Name:                                   Name:
Title:                                  Title:

D.L. BABSON TAX-FREE INCOME FUND, INC.  INVESTORS MARK SERIES FUND, INC.

By: __________________________________  By: ____________________________________
Name:                                   Name:
Title:                                  Title:

J&B FUNDS                               BISYS FUND SERVICES, LP

By: __________________________________  By: ____________________________________
Name:                                   Name:
Title:                                  Title:

                                   SCHEDULE A

FUNDS
-----

Babson  Family  of  Funds
-------------------------

-    Babson  Enterprise  Fund,  Inc.

-    Babson  Enterprise  Fund  II,  Inc.

-    David  L.  Babson  Growth  Fund,  Inc.

-    Shadow  Stock  Fund,  Inc.

-    Babson  Value  Fund,  Inc.

-    Babson-Stewart  Ivory  International  Fund,  Inc.

-    D.L.  Babson  Bond  Trust

  o  S  Portfolio

  o  L  Portfolio

-    D.L.  Babson  Money  Market  Fund,  Inc.

-    D.L.  Babson  Tax-Free  Income  Fund,  Inc.

Investors  Mark  Family  of  Funds
----------------------------------

-    Investors  Mark  Series  Fund,  Inc.

  o  Balanced  Portfolio

  o   Global  Fixed  Income  Portfolio

  o  Growth  &  Income  Portfolio

  o  Intermediate  Fixed  Income  Portfolio

  o  Large  Cap  Value  Portfolio

  o  Large  Cap  Growth  Portfolio

  o  Mid  Cap  Equity  Portfolio

  o  Money  Market  Portfolio

  o  Small  Cap  Equity  Portfolio

J&B  Family  of  Funds
----------------------

-    J&B  Funds

  o  J&B  Mid-Cap  Aggressive  Growth  Fund

  o  J&B  Small-Cap  Aggressive  Growth  Fund

  o  J&B  Small  Cap  International  Fund

                                   SCHEDULE B

FEES
----

Each  Fund  will  pay  BISYS  fees  in  accordance  with the following schedule:
                         J&B AND BABSON FAMILY OF FUNDS

On  Incremental  Assets  of     Basis  points
---------------------------     -------------

$0-1  billion                    4.0

>$1  billion  -  $2  billion     3.0

>$2  billion                     2.0

Incremental assets are aggregated across all Funds in both the J&B and the Babson families of Funds to determine the fee for each Fund.

The Fund Accounting Fees, when combined with fees paid pursuant to the Sub-Administration Agreement between BISYS and Jones & Babson, Inc. (the "Sub-Administration Agreement") are subject to an aggregate minimum for the J&B and Babson Families of Funds of $45,500 times the total number of Funds in both families.

                         INVESTORS MARK FAMILY OF FUNDS

On  Incremental  Assets  of     Basis  points
---------------------------     -------------

$0-500  million                 7.5

>$500  million                  6.5

Incremental assets are aggregated across the entire family of Funds to determine the fee for each Fund.

The Fund Accounting Fees, when combined with fees paid pursuant to the Sub-Administration Agreement between BISYS and Jones & Babson, Inc. (the "Sub-Administration Agreement") are subject to an aggregate minimum for the Investors Mark Family of Funds of $45,500 times the number of Funds in the family.


OUT  OF  POCKET  EXPENSES  AND  MISCELLANEOUS  CHARGES
------------------------------------------------------

Each Fund will reimburse BISYS for its reasonable out-of-pocket expenses in providing services under each agreement.